EXHIBIT 99.1
------------

JONES LANG LASALLE                              NEWS RELEASE

Real value in a changing world


Contact:    Lauralee Martin
Title:      Chief Operating and Financial Officer
Phone:      +1 312 228 2073


             JONES LANG LASALLE REPORTS THIRD QUARTER 2009 RESULTS

      Adjusted EPS of $0.61 per share and adjusted EBITDA of $66 million, excluding Restructuring and certain non-cash co-investment charges


CHICAGO, OCTOBER 27, 2009 - Jones Lang LaSalle Incorporated (NYSE: JLL), the leading integrated financial and professional services firm specializing in real estate, today reported net income of $20 million on a U.S. GAAP basis, or $0.46 per share, for the quarter ended September 30, 2009, compared with $15 million, or $0.43 per share, for the quarter ended September 30, 2008. Adjusting for Restructuring and certain non-cash co-investment charges in the third quarter of 2009, net income would have been $27 million, or $0.61 per share. The firm's adjusted earnings before interest, taxes, depreciation and amortization ("adjusted EBITDA") were $66 million for the third quarter of 2009.

On a year-to-date basis, the 2009 net loss was $56 million, or $1.50 per share. Adjusting for Restructuring and co-investment charges, however, the year-to-date net income would have been $15 million, or $0.40 per share. Adjusted EBITDA on a year-to-date basis was $126 million.

Revenue for the third quarter of 2009 was $595 million, a 12 percent decrease in U.S. dollars, 9 percent in local currency, compared with the third quarter of 2008. Revenue for the first nine months of 2009 was $1.7 billion, a 12 percent decrease from $1.9 billion in 2008 but down only 6 percent in local currency.

_________________________________________________________________________

THIRD-QUARTER 2009 HIGHLIGHTS:

  * Reported revenue of $595 million, down only 9 percent in local currency despite generally weak real estate market fundamentals

  * Corporate outsourcing trend continues to drive annuity revenue growth

  * Over $100 million of net debt repayment driven by strong cash generation, reduced spending and aggressive working capital management

  *   Semi-annual dividend declared
__________________________________________________________________________

Third-quarter results included $4 million of Restructuring charges as well as $4 million of non-cash co-investment charges. There were $37 million of Restructuring charges and $48 million of non-cash co-investment charges in the first nine months of 2009. Restructuring charges relate primarily to severance and also include integration costs from the 2008 acquisitions of The Staubach Company and Kemper's. Restructuring charges are excluded from segment operating results although they are included for consolidated reporting. The non-cash charges are primarily impairments of our investments in real estate ventures and are included in Equity losses at the consolidated and segment reporting levels.


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JONES LANG LASALLE REPORTS THIRD QUARTER 2009 RESULTS - PAGE 2


"We are pleased with our performance during the third quarter, particularly in our annuity businesses, and with the results of our continued focus on cost control," said Colin Dyer, Chief Executive Officer of Jones Lang LaSalle. "While real estate fundamentals remain generally weak, we see initial signs of recovery in some markets and industry sectors, and our focus remains on growing market share while providing the superior service that our clients have come to expect."


BUSINESS LINE REVENUE COMPARISON FOR THE PERIODS ENDING SEPTEMBER 30, 2009 AND 2008:
(in millions, "LC" = local currency)

                         Three Months              Nine Months
                            Ended        %            Ended          %
                       --------------  Change  ------------------  Change
                        2009    2008   In LC     2009      2008    In LC
                       ------  ------  ------  --------  --------  ------
Investor and
Occupier Services
-----------------
Leasing                $181.9  $193.1     (4%) $  496.5  $  482.9      7%
Capital Markets
  and Hotels             53.2    81.1    (30%)    119.2     220.8    (39%)
Advisory, Consulting
  and Other              56.3    77.8    (23%)    176.5     259.2    (24%)
                       ------  ------          -------- ---------
    Total Transaction
      Services          291.4   352.0    (14%)    792.2     962.9    (12%)

Property Management,
  Facility Management
  and Other             164.3   141.0     18%     452.7     395.4     20%
Project & Development
  Services               68.1    91.2    (23%)    205.1     252.2    (13%)
                       ------  ------          --------  --------
    Total Management
      Services          232.4   232.2      2%     657.8     647.6      7%

Other                     5.6    11.6    (50%)     19.9      27.4    (21%)
                       ------  ------          --------  --------
    Total IOS Revenue  $529.4  $595.8     (8%) $1,469.9  $1,637.9     (4%)


LaSalle Investment
Management
------------------
Advisory fees          $ 61.2  $ 70.9    (10%) $  180.1  $  215.6    (10%)
Transaction and
  Incentive fees          4.7    10.4    (55%)     15.7      47.0    (64%)
                       ------  ------          --------  --------
    Total Investment
    Management         $ 65.9  $ 81.3    (16%) $  195.8  $  262.6    (20%)

                       ------  ------          --------  --------
Total Firm Revenue     $595.3  $677.1     (9%) $1,665.7  $1,900.5     (6%)
                       ======  ======          ========  ========


The firm is realizing benefits from the cost actions taken and continues its cost discipline. Excluding Restructuring charges, operating expenses were $546 million, compared with $633 million in the third quarter of 2008. On a local currency basis, operating expenses excluding Restructuring charges were down 14 percent for the quarter, 11 percent in local currency, and down 12 percent for the first nine months of the year, 5 percent in local currency.

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JONES LANG LASALLE REPORTS THIRD QUARTER 2009 RESULTS - PAGE 3


On a year-to-date basis, operating expenses excluding Restructuring charges were $1.6 billion in 2009, compared with $1.8 billion for the first nine months of 2008.

BALANCE SHEET AND DIVIDEND

At the end of the third quarter, the outstanding balance on the firm's long-term credit facilities was $292 million, a $106 million reduction from June 30, 2009, resulting from strong cash generation, reduced acquisition and
capital spending and aggressive working capital management.   The long-term
credit facilities balance at the end of the third quarter 2008 was $543 million. The firm was well within the covenant requirements under its bank agreements.

The firm announced that its Board of Directors declared a semi-annual dividend of $0.10 per share of its common stock. This is consistent with the semi-annual dividend paid in June 2009. The dividend payment will be made on Tuesday, December 15, 2009, to holders of record at the close of business on Friday, November 13, 2009.


BUSINESS SEGMENT THIRD-QUARTER PERFORMANCE HIGHLIGHTS

INVESTOR AND OCCUPIER SERVICES

  * Third-quarter revenue in the AMERICAS region was $239 million, a decrease of 6 percent from the prior year. Revenue for the first nine months of 2009 was $687 million, an increase of 11 percent over the first nine months of 2008, primarily as a result of the Staubach acquisition in the third quarter of 2008.

      Transaction Services revenue decreased 3 percent in the third quarter, to $130 million, but increased 25 percent year to date, to $377 million. Total Leasing revenue increased 23 percent in the quarter, to $120 million, up from $98 million in 2008. In the first nine months of the year, Leasing revenue increased 53 percent, to $327 million. Management Services revenue for the third quarter of 2009 decreased 10 percent, to $105 million, and 1 percent year to date, to $301 million, as revenue from new corporate outsourcing wins was more than offset by reductions in Project & Development Services with clients remaining cautious about capital expenditures.

      Operating expenses were $209 million in the third quarter of 2009, a decrease of 12 percent from the same period of 2008 despite incurring 10 additional days of cost due to the inclusion of Staubach for the full third quarter of 2009 compared with a partial quarter in 2008. Year-to-date operating expenses were $644 million, an increase of 9 percent from $590 million in 2008 primarily due to the additional cost structure from the Staubach acquisition in the third quarter of 2008, which has impacted all of 2009.

      The region's EBITDA for the third quarter of 2009 was $39 million compared with $34 million in the third quarter of 2008.

   * EMEA's third-quarter 2009 revenue was $154 million compared with $209 million in 2008, a decrease of 26 percent, 19 percent in local currency, driven by continued reductions in transaction volumes across the region. Revenue on a year-to-date basis was $418 million, compared with $628 million for the first nine months of 2008, a reduction of 33 percent, 22 percent in local currency. On a U.S. dollar basis, the decreases were driven by Capital Markets and Hotels, down $15 million in the third quarter and $69 million year to date, and Leasing revenue, down $27 million for the quarter and $70 million year to date. Capital Markets and Hotels revenue was down 26



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JONES LANG LASALLE REPORTS THIRD QUARTER 2009 RESULTS - PAGE 4


      percent in local currency for the quarter and 42 percent on a year-to-date basis. Leasing revenue was down 37 percent in local currency for the quarter and 31 percent for the first nine months of 2009. Management Services revenue, which is primarily annuity revenue, increased 2 percent for the quarter, 10 percent in local currency. For the first nine months of 2009, Management Services revenue was $150 million, down 8 percent compared with the same period of 2008 but up 7 percent in local currency.

      Operating expenses were $158 million in the third quarter, $444 million year to date, decreases of 22 and 29 percent, respectively, from the prior year. Third quarter expenses included incentive compensation accruals in the period reflecting improved seasonal performance in certain businesses despite the regional loss. In local currency, the quarterly and year-to-date decreases were 14 percent and 17 percent, respectively. Cost reductions were the result of aggressive actions taken across the region.

      The region's EBITDA for the third quarter of 2009 was $1 million compared with $14 million in the third quarter of 2008.

   * Revenue for the ASIA PACIFIC region was $136 million for the third quarter of 2009, compared with $133 million for the same period in 2008. On a year-to-date basis, revenue was $361 million in 2009 compared with $392 million in 2008. In local currency, revenue was up 5 percent in the quarter and down 1 percent year to date compared with 2008.

      Management Services revenue in the region increased to $72 million, a 17 percent increase from the third quarter of 2008, 18 percent in local currency. On a year-to-date basis, Management Services revenue increased 15 percent, 22 percent in local currency. The significant year-over-year increase demonstrates the firm's continued strength in corporate outsourcing, facility management and property management. Transaction Services revenue was $62 million for the quarter, a 12 percent decrease from 2008, 9 percent in local currency. Transaction Services revenue decreased 27 percent for the first nine months of
      the year, 20 percent in local currency, to $151 million.   Within
      Transaction Services revenue, Capital Markets and Hotels revenue was up 8 percent in local currency in the quarter but down 10 percent year to date. Leasing revenue was down 19 percent in local currency for the quarter and 25 percent in local currency year to date.

      Operating expenses for the region were $129 million for the third quarter, $354 million for the first nine months of 2009. Operating expenses decreased 3 percent for the quarter, 1 percent in local currency, and 10 percent year to date, 3 percent in local currency. The decreases were achieved despite incremental costs primarily related to serving more corporate outsourcing clients compared with the same periods of 2008.

      The region's EBITDA for the third quarter of 2009 was $10 million compared with $4 million in the third quarter of 2008.














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JONES LANG LASALLE REPORTS THIRD QUARTER 2009 RESULTS - PAGE 5


LASALLE INVESTMENT MANAGEMENT

      LASALLE INVESTMENT MANAGEMENT's third-quarter revenue was $61 million, compared with $81 million in the prior year. On a year-to-date basis, revenue was $144 million compared with $261 million in the first nine months of 2008. Equity losses of $5 million and $52 million, primarily from non-cash charges related to co-investments, were included in third-quarter and year-to-date 2009 revenue, respectively. Advisory fees were $61 million in the quarter, down $10 million from the third quarter of 2008 or 14 percent, 10 percent in local currency. Third-quarter 2009 Advisory fees compared favorably with Advisory fees of approximately $60 million in each of the first and second quarters of 2009 despite valuation decline impacts and market fee pressures.

      The business recognized $4 million of Incentive fees in the third quarter of 2009 as a result of liquidating a matured fund, and $12 million in the first nine months of the year. Asset purchases, a key driver of Transaction fees, continued to be limited by the cautious view of the market.

      LaSalle Investment Management raised $1.5 billion of equity from clients during the third quarter of 2009, $3.1 billion year to date, and assets under management were $37.6 billion.


SUMMARY

The firm continues to benefit from its market-leading positions, strong annuity revenue base and aggressive cost management. Generally weak real estate market fundamentals persist despite early improved global economic indicators. The firm's strong balance sheet provides operating flexibility to protect and enhance market positions and to emerge stronger when real estate markets recover.


Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives, dividend payments and share repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2008, and in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, and June 30, 2009, and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the Company's Board of Directors. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results, or any change in events.








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JONES LANG LASALLE REPORTS THIRD QUARTER 2009 RESULTS - PAGE 6


About Jones Lang LaSalle

Jones Lang LaSalle (NYSE: JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2008 global revenue of $2.7 billion, Jones Lang LaSalle serves clients in 60 countries from 750 locations worldwide including 180 corporate offices. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately
1.4 billion square feet worldwide. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse in real estate with over $37 billion of assets under management. For further information, please visit our Web site, www.joneslonglasalle.com.

200 East Randolph Drive Chicago Illinois 60601 | 22 Hanover Square London W1A 2BN | 9 Raffles Place #39-00 Republic Plaza Singapore 048619


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JONES LANG LASALLE REPORTS THIRD QUARTER 2009 RESULTS - PAGE 7


CONFERENCE CALL

The firm will conduct a conference call for shareholders, analysts and investment professionals on Wednesday, October 28 at 9:00 a.m. EDT.

To participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time:

      *     U.S. callers:           +1 877 809 9540

      *     International callers:  +1 706 679 7364

      *     Pass code:              34518605


WEBCAST

Follow these steps to listen to the webcast:

1.    You must have a minimum 14.4 Kbps Internet connection

2. Log on to http://www.videonewswire.com/event.asp?id=62698 and follow instructions

3. Download free Windows Media Player software: (link located under registration form)

4. If you experience problems listening, send an e-mail to prnwebcast@multivu.com


SUPPLEMENTAL INFORMATION

Supplemental information regarding the third quarter 2009 earnings call has been posted to the Investor Relations section of the company's Web site: www.joneslanglasalle.com.


CONFERENCE CALL REPLAY

Available: 12:00 p.m. EDT Wednesday, October 28 through 11:59 p.m. EST Wednesday, November 4 at the following numbers:

      *     U.S. callers:           +1 800 642 1687

      *     International callers:  +1 706 645 9291

      *     Pass code:              34518605


WEB AUDIO REPLAY

Audio replay will be available for download or stream within 24 hours of the conference call. This information and link is also available on the company's Web site: www.joneslanglasalle.com.

If you have any questions, call Yvonne Peterson of Jones Lang LaSalle's Investor Relations department at +1 312 228 2919.









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


                        JONES LANG LASALLE INCORPORATED
                     Consolidated Statements of Operations
        For the Three and Nine Months Ended September 30, 2009 and 2008
                       (in thousands, except share data)
                                  (Unaudited)


                              Three Months Ended     Nine Months Ended
                                 September 30,         September 30,
                            --------------------- ---------------------
                               2009       2008       2009       2008
                            ---------- ---------- ---------- ----------
Revenue                     $  595,302 $  677,084 $1,665,651 $1,900,519

Operating expenses:
  Compensation and
    benefits                   380,029    449,185  1,103,960  1,259,233
  Operating, administra-
    tive and other             147,744    154,767    426,020    487,508
  Depreciation and
    amortization                18,720     29,194     64,608     63,908
  Restructuring charges          4,181     10,461     36,608     10,273
                            ---------- ---------- ---------- ----------
    Total operating
      expenses                 550,674    643,607  1,631,196  1,820,922
                            ---------- ---------- ---------- ----------

    Operating income            44,628     33,477     34,455     79,597

Interest expense,
  net of interest income        16,304     12,496     43,590     17,232
Equity losses from
  unconsolidated ventures       (4,960)      (694)   (56,230)    (1,938)
                            ---------- ---------- ---------- ----------
Income (loss) before
  income taxes and
  noncontrolling interest       23,364     20,287    (65,365)    60,427
Provision (benefit) for
  income taxes                   3,505      5,112     (9,806)    15,228
                            ---------- ---------- ---------- ----------
Net income (loss)               19,859     15,175    (55,559)    45,199
Net income attributable to
  noncontrolling interest           88        171        290      1,838
                            ---------- ---------- ---------- ----------
Net income (loss) attribu-
  table to the Company      $   19,771 $   15,004 $  (55,849)$   43,361
                            ========== ========== ========== ==========

Net income (loss)
  attributable to common
  shareholders              $   19,771 $   15,004 $  (56,135)$   42,358
                            ========== ========== ========== ==========

Basic earnings (loss)
  per common share          $     0.47 $     0.44 $    (1.50)$     1.30
                            ========== ========== ========== ==========
Basic weighted average
  shares outstanding        41,762,451 34,217,379 37,432,242 32,627,905
                            ========== ========== ========== ==========

Diluted earnings (loss)
  per common share          $     0.46 $     0.43 $    (1.50)$     1.25
                            ========== ========== ========== ==========
Diluted weighted average
  shares outstanding        43,299,868 35,035,602 37,432,242 33,965,981
                            ========== ========== ========== ==========

EBITDA                      $   58,300 $   61,806 $   42,257 $  138,726
                            ========== ========== ========== ==========

Please reference attached financial statement notes.

                        JONES LANG LASALLE INCORPORATED
                           Segment Operating Results
        For the Three and Nine Months Ended September 30, 2009 and 2008
                                (in thousands)
                                  (Unaudited)


                              Three Months Ended     Nine Months Ended
                                 September 30,         September 30,
                            --------------------- ---------------------
                               2009       2008       2009       2008
                            ---------- ---------- ---------- ----------
INVESTOR &
OCCUPIER SERVICES
 AMERICAS
  Revenue:
    Transaction services    $  130,346 $  134,176 $  376,757 $  301,599
    Management services        105,264    116,332    301,424    304,631
    Equity income (losses)          30      --        (1,181)        41
    Other services               3,124      3,564      9,941     11,538
                            ---------- ---------- ---------- ----------
                               238,764    254,072    686,941    617,809
  Operating expenses:
    Compensation, operating
      and administrative
      expenses                 199,816    220,378    605,390    558,773
    Depreciation and
      amortization               9,672     16,820     38,111     31,363
                            ---------- ---------- ---------- ----------
                               209,488    237,198    643,501    590,136
                            ---------- ---------- ---------- ----------
    Operating income        $   29,276 $   16,874 $   43,440 $   27,673
                            ========== ========== ========== ==========

    EBITDA                  $   38,948 $   33,694 $   81,551 $   59,036
                            ---------- ---------- ---------- ----------

 EMEA
  Revenue:
    Transaction services    $   98,773 $  147,436 $  264,735 $  454,307
    Management services         55,196     54,288    149,675    162,876
    Equity income (losses)          19         (3)      (940)        99
    Other services                 254      6,840      4,404     10,441
                            ---------- ---------- ---------- ----------
                               154,242    208,561    417,874    627,723
  Operating expenses:
    Compensation, operating
      and administrative
      expenses                 152,909    194,693    428,225    605,652
    Depreciation and
      amortization               5,265      7,978     15,641     20,864
                            ---------- ---------- ---------- ----------
                               158,174    202,671    443,866    626,516
                            ---------- ---------- ---------- ----------
    Operating (loss) income $   (3,932)$    5,890 $  (25,992)$    1,207
                            ========== ========== ========== ==========

    EBITDA                  $    1,333 $   13,868 $  (10,351)$   22,071
                            ---------- ---------- ---------- ----------



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                        JONES LANG LASALLE INCORPORATED
                     Segment Operating Results - Continued
        For the Three and Nine Months Ended September 30, 2009 and 2008
                                (in thousands)
                                  (Unaudited)


                              Three Months Ended     Nine Months Ended
                                 September 30,         September 30,
                            --------------------- ---------------------
                               2009       2008       2009       2008
                            ---------- ---------- ---------- ----------
 ASIA PACIFIC
  Revenue:
    Transaction services    $   62,272 $   70,384 $  150,653 $  207,014
    Management services         71,943     61,568    206,736    180,087
    Equity losses                --          (556)    (2,371)      (705)
    Other services               2,216      1,159      5,515      5,337
                            ---------- ---------- ---------- ----------
                               136,431    132,555    360,533    391,733
  Operating expenses:
    Compensation, operating
      and administrative
      expenses                 126,076    128,978    345,131    384,938
    Depreciation and
      amortization               3,205      3,634      9,198      9,962
                            ---------- ---------- ---------- ----------
                               129,281    132,612    354,329    394,900
                            ---------- ---------- ---------- ----------
    Operating income
      (loss)                $    7,150 $      (57)$    6,204 $   (3,167)
                            ========== ========== ========== ==========

    EBITDA                  $   10,355 $    3,577 $   15,402 $    6,795
                            ---------- ---------- ---------- ----------

LASALLE INVESTMENT
 MANAGEMENT
  Revenue:
    Transaction and
      other services        $    1,213 $    4,047 $    3,881 $   14,485
    Advisory fees               61,177     70,963    180,063    215,647
    Incentive fees               3,524      6,327     11,867     32,557
    Equity losses               (5,009)      (135)   (51,738)    (1,373)
                            ---------- ---------- ---------- ----------
                                60,905     81,202    144,073    261,316
  Operating expenses:
    Compensation, operating
      and administrative
      expenses                  48,972     59,903    151,235    197,378
    Depreciation and
      amortization                 578        762      1,657      1,719
                            ---------- ---------- ---------- ----------
                                49,550     60,665    152,892    199,097
                            ---------- ---------- ---------- ----------
    Operating income (loss) $   11,355 $   20,537 $   (8,819)$   62,219
                            ========== ========== ========== ==========

    EBITDA                  $   11,933 $   21,299 $   (7,162)$   63,938
                            ---------- ---------- ---------- ----------

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


                        JONES LANG LASALLE INCORPORATED
                     Segment Operating Results - Continued
        For the Three and Nine Months Ended September 30, 2009 and 2008
                                (in thousands)
                                  (Unaudited)


                              Three Months Ended     Nine Months Ended
                                 September 30,         September 30,
                            --------------------- ---------------------
                               2009       2008       2009       2008
                            ---------- ---------- ---------- ----------

    Total segment revenue      590,342    676,390  1,609,421  1,898,581
    Reclassification of
      equity losses             (4,960)      (694)   (56,230)    (1,938)
                            ---------- ---------- ---------- ----------
       Total revenue        $  595,302 $  677,084 $1,665,651 $1,900,519
                            ========== ========== ========== ==========

       Total operating
        expenses before
        restructuring
        charges                546,493    633,146  1,594,588  1,810,649
                            ---------- ---------- ---------- ----------
       Operating income
        before restruc-
        turing charges      $   48,809 $   43,938 $   71,063 $   89,870
                            ========== ========== ========== ==========


Please reference attached financial statement notes.

                        JONES LANG LASALLE INCORPORATED
                          Consolidated Balance Sheets
         September 30, 2009, December 31, 2008 and September 30, 2008
                                (in thousands)


                              September 30,                September 30,
                                  2009       December 31,      2008
                               (Unaudited)      2008        (Unaudited)
                              -------------  ------------  -------------
ASSETS
------
Current assets:
  Cash and cash equivalents     $   56,611     $   45,893    $   63,563
  Trade receivables,
    net of allowances              572,981        718,804       685,639
  Notes and other receivables       77,874         89,636        87,906
  Prepaid expenses                  36,668         32,990        37,734
  Deferred tax assets              129,177        102,934        63,576
  Other                             15,175          9,511        10,819
                                ----------     ----------    ----------
    Total current assets           888,486        999,768       949,237

Property and equipment, net
  of accumulated depreciation      216,115        224,845       220,068
Goodwill, with indefinite
  useful lives                   1,447,611      1,448,663     1,479,596
Identified intangibles, with
  finite useful lives, net of
  accumulated amortization          39,947         59,319        72,737
Investments in real estate
  ventures                         157,093        179,875       180,589
Long-term receivables               54,009         51,974        53,170
Deferred tax assets                 74,733         58,639        38,289
Others, net                        115,415         53,942        47,979
                                ----------     ----------    ----------
    Total assets                $2,993,409     $3,077,025    $3,041,665
                                ==========     ==========    ==========

LIABILITIES AND EQUITY
----------------------
Current liabilities:
  Accounts payable and
    accrued liabilities         $  305,711     $  352,489    $  352,262
  Accrued compensation             313,999        487,895       352,305
  Short-term borrowings             57,161         24,570        18,668
  Deferred tax liabilities           3,357          2,698         5,131
  Deferred income                   35,160         29,213        29,101
  Deferred business
    acquisition obligations        101,794         13,073        43,332
  Other                             84,951         77,947        78,466
                                ----------     ----------    ----------
    Total current liabilities      902,133        987,885       879,265

Noncurrent liabilities:
  Credit facilities                292,286        483,942       543,209
  Deferred tax liabilities           4,511          4,429         5,474
  Deferred compensation             28,191         44,888        39,823
  Pension liabilities                4,360          4,101         1,765
  Deferred business acquisition
    obligations                    290,518        371,636       370,269
  Minority shareholder
    redemption liability            45,914         43,313        44,080
  Other                             84,770         65,026        64,198
                                ----------     ----------    ----------
    Total liabilities            1,652,683      2,005,220     1,948,083

                        JONES LANG LASALLE INCORPORATED
                    Consolidated Balance Sheets - Continued
         September 30, 2009, December 31, 2008 and September 30, 2008
                                (in thousands)


                              September 30,                September 30,
                                  2009       December 31,      2008
                               (Unaudited)      2008        (Unaudited)
                              -------------  ------------  -------------

Company Shareholders' Equity:
  Common stock, $.01 par value
    per share, 100,000,000
    shares authorized;
    41,834,319, 34,561,648
    and 34,491,093 shares
    issued and outstanding as
    of September 30, 2009,
    December 31, 2008 and
    September 30, 2008,
    respectively                       418            346           345
  Additional paid-in capital       841,430        599,742       572,241
  Retained earnings                483,654        543,318       510,911
  Shares held in trust              (5,276)        (3,504)       (3,480)
  Accumulated other
    comprehensive income
    (loss)                          16,688        (72,220)        9,595
                                ----------     ----------    ----------
    Total Company share-
      holders' equity            1,336,914      1,067,682     1,089,612
  Noncontrolling interest            3,812          4,123         3,970
                                ----------     ----------    ----------
    Total equity                 1,340,726      1,071,805     1,093,582
                                ----------     ----------    ----------
    Total liabilities and
      equity                    $2,993,409     $3,077,025    $3,041,665
                                ==========     ==========    ==========


Please reference attached financial statement notes.

                        JONES LANG LASALLE INCORPORATED
               Summarized Consolidated Statements of Cash Flows
             For the Nine Months Ended September 30, 2009 and 2008
                                (in thousands)
                                  (Unaudited)


                                                   Nine Months Ended
                                                     September 30,
                                               ------------------------
                                                  2009          2008
                                               ----------    ----------

Cash provided by (used in) operating
  activities                                   $   43,861    $ (113,122)

Cash used in investing activities                 (71,665)     (391,798)

Cash provided by financing activities              38,522       489,903
                                               ----------    ----------

    Net increase (decrease) in
      cash and cash equivalents                    10,718       (15,017)

Cash and cash equivalents,
  beginning of period                              45,893        78,580
                                               ----------    ----------

Cash and cash equivalents,
  end of period                                $   56,611    $   63,563
                                               ==========    ==========


Please reference attached financial statement notes.

                        JONES LANG LASALLE INCORPORATED
                           Financial Statement Notes

1. Charges excluded from GAAP net income (loss) to arrive at adjusted net income for the three and nine months ended September 30, 2009, are integration costs related to the Staubach and Kemper's acquisitions completed in 2008, severance costs and non-cash charges related to co-investments.

      Below are reconciliations of GAAP net income (loss) to adjusted net income and calculations of earnings (loss) per share ("EPS"), for each net income (loss) total (in millions after tax, except per share):

                                 Three Months Ended   Nine Months Ended
                                    September 30,       September 30,
                                 ------------------  ------------------
                                   2009      2008      2009      2008
                                 --------  --------  --------  --------

      GAAP net income (loss)     $   19.8  $   15.0  $  (56.1) $   42.4
      Shares (in 000's)            43,300    35,036    37,432    33,966
                                 --------  --------  --------  --------
      GAAP earnings (loss)
        per share                $   0.46  $   0.43  $  (1.50) $   1.25
                                 ========  ========  ========  ========

      GAAP net income (loss)     $   19.8  $   15.0  $  (56.1) $   42.4
      Restructuring, net of tax       3.6       7.8      31.1       7.7
      Non-cash co-investment
        charges, net of tax           3.2       0.2      40.4       0.6
                                 --------  --------  --------  --------
      Adjusted net income            26.6      23.0      15.4      50.7

      Shares (in 000's)            43,300    35,036    38,880    33,966
                                 --------  --------  --------  --------
      Adjusted earnings
        per share                $   0.61  $   0.66  $   0.40  $   1.49
                                 ========  ========  ========  ========

      Basic shares outstanding are used in the calculation of year-to-date 2009 GAAP EPS as the use of dilutive shares outstanding would cause that EPS calculation to be anti-dilutive.

2. EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization. Although EBITDA is a non-GAAP financial measure, it is used extensively by management and is useful to investors and lenders as one of the primary metrics for evaluating operating performance and liquidity. The firm believes that EBITDA is an indicator of ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used in the calculations of certain covenants related to the firm's revolving credit facility. However, EBITDA should not be considered as an alternative either to net income or net cash provided by operating activities, both of which are determined in accordance with GAAP. Because EBITDA is not calculated under GAAP, the firm's EBITDA may not be comparable to similarly titled measures used by other companies.

      Below is a reconciliation of net income (loss) to EBITDA and adjusted EBITDA (in thousands):

                                 Three Months Ended   Nine Months Ended
                                    September 30,       September 30,
                                 ------------------  ------------------
                                   2009      2008      2009      2008
                                 --------  --------  --------  --------

      Net income (loss)          $ 19,771  $ 15,004  $(56,135) $ 42,358
      Add (deduct):
        Interest expense, net
          of interest income       16,304    12,496    43,590    17,232
      Provision (benefit) for
        income taxes                3,505     5,112    (9,806)   15,228
      Depreciation and
        amortization               18,720    29,194    64,608    63,908
                                 --------  --------  --------  --------
      EBITDA                     $ 58,300  $ 61,806  $ 42,257  $138,726
                                 ========  ========  ========  ========

      Add:
      Non-cash co-investment
        charges                     3,728       322    47,575       946
      Restructuring                 4,181    10,461    36,608    10,273
                                 --------  --------  --------  --------
      Adjusted EBITDA            $ 66,209  $ 72,589  $126,440  $149,945
                                 ========  ========  ========  ========

      Below is a reconciliation of net cash from operating activities, the most comparable cash flow measure on the consolidated statements of cash flows, to EBITDA and adjusted EBITDA (in thousands):

                                 Three Months Ended   Nine Months Ended
                                    September 30,       September 30,
                                 ------------------  ------------------
                                   2009      2008      2009      2008
                                 --------  --------  --------  --------

      Net cash provided by
        (used in) operating
        activities               $127,936  $ 60,085  $ 43,861 $(113,122)
      Add (deduct):
      Interest expense, net
        of interest income         16,304    12,496    43,590    17,232
      Change in working capital
        and non-cash expenses     (89,445)  (15,887)  (35,388)  219,388
      Provision (benefit) for
        income taxes                3,505     5,112    (9,806)   15,228
                                 --------  --------  --------  --------
      EBITDA                     $ 58,300  $ 61,806  $ 42,257  $138,726
                                 ========  ========  ========  ========
      Add:
      Non-cash co-investment
        charges                     3,728       322    47,575       946
      Restructuring                 4,181    10,461    36,608    10,273
                                 --------  --------  --------  --------
      Adjusted EBITDA            $ 66,209  $ 72,589  $126,440  $149,945
                                 ========  ========  ========  ========

3. For purposes of segment operating results, the allocation of restructuring charges to our segments has been determined to not be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

4. Each geographic region offers our full range of Investor Services, Capital Markets and Occupier Services. The Investor and Occupier Services business consists primarily of tenant representation and agency leasing, capital markets and valuation services (collectively "transaction services") and property management, facilities management, project and development management, energy management and sustainability, and construction management services (collectively "management services"). The Investment Management segment provides investment management services to institutional investors and high-net-worth individuals.

5. The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm's Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, to be filed with the Securities and Exchange Commission shortly.

6.    EMEA refers to Europe, Middle East, and Africa.

7. Certain prior year amounts have been reclassified to conform to the current presentation.